UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

Killbuck Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-24147	34-1700284
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

165 North Main Street

Killbuck, Ohio 44637

(Address of principal executive offices)

Registrant’s telephone number, including area code: (330) 276-2771

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4c))

Killbuck Bancshares, Inc.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2007, the Board of Directors of the Killbuck Savings Bank Company (the “Bank”), the wholly-owned subsidiary of the Corporation, renewed certain employment agreements with Luther E. Proper, the President and Chief Executive Officer, Craig A. Lawhead, an Executive Vice President, and Diane S. Knowles, a Senior Vice President and Chief Financial Officer. Each agreement is for a one year period and is renewable annually upon resolution of the Board of Directors. The agreements set the respective annual base compensation for each officer, provide for their respective participation in the Company’s discretionary bonus program, as well as participation in any retirement plans and medical coverage or reimbursement plans that the Bank may adopt for the benefit of its employees.

The agreements also provide that each officer will be entitled to a severance benefit in the event of their involuntary termination of employment (other than for cause) following a “change in control” (as defined under the agreement) of the Bank. In the event any of the officers are terminated in connection with a change in control, the agreement provides for payments as follows: 2.99 times the “base amount” (as defined in Section 280G of the Internal Revenue Code) of Mr. Proper’s annual earnings; 2.00 times the base amount of Mr. Lawhead’s annual earnings; and 2.00 times the base amount of Ms. Knowles’ annual earnings. Under certain delineated circumstances, each of the officers is also entitled to the respective multiple of his or her base amount in the event he or she voluntarily terminates employment following a change in control.

The agreements further provide that, in the event any of the officers is terminated by the Bank without “just cause” (as defined under the agreement), other than in connection with a change in control, the Bank shall continue to pay his or her current salary up until the termination date of the current term of the agreement, as well as the approximate cost of the officer’s current health, life, disability, and other benefits through such date.

Copies of each of the agreements are attached as exhibits hereto and incorporated herein by reference.

Section 9 –Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed herewith and/or are incorporated herein by reference.

10.1	Employment Agreement dated April 23, 2007 between Killbuck Savings Bank Company and Luther E. Proper.
10.2	Employment Agreement dated April 23, 2007 between Killbuck Savings Bank Company and Craig A. Lawhead.
10.3	Employment Agreement dated April 23, 2007 between Killbuck Savings Bank Company and Diane S. Knowles.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

Killbuck Bancshares, Inc.

Date: April 24, 2007	By:	/s/ Diane S. Knowles
Diane S. Knowles
Senior Vice President and Chief Financial Officer